UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2011

VERTICAL HEALTH SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-23201	59-3635262
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

7760 France Avenue South, 11th Floor

Minneapolis, Minnesota 55435

 (Address of principal executive offices) (Zip Code)

(612) 568-4210

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2011, Vertical Health Solutions, Inc., a Florida corporation (the “Company”), OnPoint Medical Diagnostics, Inc., a Minnesota corporation and the Company’s wholly-owned subsidiary (“OnPoint”) and Emergent Financial Group, Inc. (“Emergent”) entered into an amendment (the “Amendment”) to the Selling Agency Agreement (as defined below) in order to finalize the number of shares of the common stock, par value $0.001 per share, of the Company (the “Common Stock”) underlying the Selling Agent Warrants (as defined below) to which Emergent was entitled.  Pursuant to the Amendment, Emergent will receive Selling Agent Warrants to purchase an aggregate of 236,537 shares of Common Stock at an exercise price of $1.00 per share.  The Selling Agent Warrants will expire on March 2, 2016.

By way of background, on September 10, 2010, OnPoint and Emergent entered into a selling agency agreement (the “Selling Agency Agreement”) relating to the private placement of $1,347,500 of convertible promissory notes of OnPoint (the “Promissory Notes”) whereby Emergent agreed to act as OnPoint’s agent for such offer and sale. Pursuant to the terms of the Selling Agency Agreement, Emergent was eligible to receive commissions of 10% of the principal amount of the Promissory Notes and a non-accountable expense allowance of 3% of the principal amount of the Promissory Notes for providing services as selling agent.  Emergent was also entitled to receive a five-year warrant exercisable for 10% of the maximum number of shares which may be issued upon conversion of the principal and accrued interest of the Promissory Notes at the rate of $0.65 per share, with an exercise price of $1.00 per share (the “Selling Agent Warrants”).  Pursuant to the terms of the Selling Agency Agreement, Emergent was paid $134,750 in commissions and $40,425 as a non-accountable expense allowance.

As previously disclosed, on June 7, 2011 the Company entered into a bridge note conversion agreement with certain holders of the Promissory Notes to convert all or a portion of the outstanding principal balance (plus accrued interest) of such holders’ Promissory Notes into shares of Common Stock, at a conversion price of $0.65 per share.  Holders of $1,017,500 of Promissory Notes converted their Promissory Notes into 1,637,663 shares of Common Stock.  As a result of such conversion, the parties were able to finalize the number of shares to which Emergent was entitled pursuant to the Selling Agency Agreement.

The Amendment is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.  The foregoing is only a brief description of the material terms of the Amendment and does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to such exhibit.

Item 9.01                     Financial Statements and Exhibits.

(d)          Exhibits

Exhibit Number	Description
1.1

Final Amendment to the Selling Agency Agreement, dated June 28, 2011, by and among OnPoint Medical Diagnostics, Inc., Vertical Health Solutions, Inc. and Emergent Financial Group, Inc., filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vertical Health Solutions, Inc.

	By:	/s/ WILLIAM CAVANAUGH
	Name:	William Cavanaugh
	Title:	President and Chief Executive Officer

Date: July 1, 2011